Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 and S-3 (No. 333-89905, 333-99551, 333-46432, 333-152897 and 333-134484) of HCC Insurance Holdings, Inc. of our report dated March 2, 2009 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Houston, Texas
March 2, 2009